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[letterhead]

                                                      EXHIBIT 23.2



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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October 8, 1996


Online System Services, Inc.
Denver, Colorado


Dear Sirs:

     We hereby consent to the use incorporation by reference to our audit report dated February 9, 1996 in the Registration Statement on Form S-8 for the Online System Services, Inc. Stock Option Plan of 1995.

Very truly  yours,


/s/ Jones, Jensen & Company
Jones, Jensen & Company